UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2004

UNITED PANAM FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-24051	94-3211687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Westerly Place, Suite 200 Newport Beach, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 224-1917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 24, 2004, United PanAm Financial Corp. (the “Company”) announced that it closed a $200 million auto finance warehouse facility (the “Facility”) structured by Deutsche Bank Securities Inc. (“DBSI”) and funded via a commercial paper issuing special purpose entity administered by Deutsche Bank AG, (“DBAG”) New York Branch. Subject to the approval of DBAG, the Company may increase the size of the Facility to $250 million. The Company intends to use the Facility to fund its ongoing operations.

The terms of the Facility are set forth under a Receivables Financing Agreement dated September 23, 2004 and a Sale and Servicing Agreement dated September 1, 2004. The terms of both agreements went into effect on September 24, 2004 the date the Facility closed, as confirmed by the parties in writing. In connection with structuring the Facility, the Company formed UPFC Funding Corp., a California corporation, wholly owned by the Company. Under the Receivables Financing Agreement, UPFC Funding Corp. may obtain advances on a revolving basis by issuing notes to the participating lenders and pledging for each advance a portfolio of auto receivables. UPFC Funding Corp. purchases the auto receivables from United Auto Credit Corporation (“UACC”) (the wholly owned subsidiary entity through which the Company conducts its automobile finance business) pursuant to the terms of the Sale and Servicing Agreement. Under the Sale and Servicing Agreement, UACC services the auto receivables and Deutsche Bank Trust Company Americas (the “Custodian”) acts as custodian in holding the contracts. Under the Receivable Financing Agreement, the Company has agreed to provide an absolute, unconditional and irrevocable guaranty of the full and punctual payment and performance, of all liabilities, agreements and other obligations of UACC.

The warehouse financing is a key element of the Company’s strategic plan to shift the funding source of its business to the public capital markets and eliminate reliance on insured deposits of its wholly-owned subsidiary, Pan American Bank, FSB (the “Bank”) and, ultimately, to exit the Bank’s federal thrift charter.

The Receivables Financing Agreement was entered into by and among UPFC Funding Corp. as the Borrower, UACC, as the Seller and Servicer, the Company as the Guarantor, certain noncommitted and committed lenders, agents for lenders groups, Centerone Financial Services LLC as Backup Servicer, Deutsche Bank Trust Company Americas, as Custodian, and Deutsche Bank Trust Company Americas, as Administrative Collateral Agent.

The Sale and Servicing Agreement was entered into by and among UACC, the Custodian and UPFC Funding Corp.

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The press release, which appears as Exhibit 99.1, is filed and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

(b)	Pro forma financial information.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 24, 2004 about closing of warehouse facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PANAM FINANCIAL CORP.

Date: September 30, 2004	By	/s/ Ray Thousand
Ray Thousand
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 24, 2004 about closing of warehouse facility.

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